Exhibit 1.01

Conflict Minerals Report of Celestica Inc.

For the reporting period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (“CMR”) of Celestica Inc. (“Celestica” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2016 to December 31, 2016.

Introduction

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Celestica is a multinational electronics manufacturing services (“EMS”) company headquartered in Toronto, Canada. The Company’s global network is comprised of approximately 24 sites in 12 countries in the Americas, Europe and Asia.  The Company manufactures, or contracts to manufacture, certain products for which Conflict Minerals are necessary to their functionality or production.

Celestica builds products for a wide variety of leading OEMs (original equipment manufacturers), to be marketed under the OEMs’ brands. Typically, the OEM specifies all parts to be included in the product through an Approved Vendor List (“AVL”). As a result, Celestica does not control the selection of suppliers or materials sources unless specifically instructed to do so by its customers.

Description of the Company’s Products Covered by this CMR

This CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2016.

These products, which are referred to in this CMR collectively as the “Covered Products,” consist of printed circuit board assemblies and complete system builds for the following end products: wireless controllers, network switches (communications equipment), servers, routers (enterprise computing equipment), measuring devices, scanner control devices, automated teller machine control boards, power delivery systems (industrial equipment), in-flight entertainment modules, cockpit control systems (aerospace and defense products), ultrasound imaging machine and control boards for laboratory test equipment (HealthTech devices), photovoltaic solar panels (renewable energy equipment) and wafer fabrication equipment modules and automation (capital equipment).

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

In accordance with Rule 13p-1, the Company has conducted in good faith a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals necessary to the functionality or production of the products it manufactures or contracts to manufacture.  This RCOI was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any of such Conflict Minerals may be from recycled or scrap sources.

Celestica engaged with its immediate (Tier 1) suppliers to collect information about the presence and sourcing of Conflict Minerals used in products and components supplied to the Company. For new Tier 1 suppliers that came on board in 2016, such engagement also included the provision of Celestica’s Conflict Minerals Policy to such suppliers, and education on Celestica’s position regarding Conflict Minerals sourcing practices and the requirements of Rule 13p-1.  Information was collected using the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”).

Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary Conflict Minerals, as well as their origin. Additional supplier contacts were conducted to address various issues, including implausible statements regarding no presence of Conflict Minerals, incomplete data on the CMRT, responses that did not identify smelters or refiners, responses which indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners, but not verified as such through further analysis and research.

In addition to the RCOI, the Company also exercised due diligence on the source and chain of custody of its necessary Conflict Minerals where the Company, based on its RCOI, had reason to believe that such Conflict Minerals may have originated in the Covered Countries and may not be from recycled or scrap sources.

The following criteria were used to determine which supply chains and associated smelters or refiners (SORs) were moved to the due diligence step:

•                              Supplier reported sourcing from Covered Countries;

•                              Provided SOR data indicated sourcing from a mine located in the Covered Countries;

•                              Listed SOR has been reported to source from a mine located in the Covered Countries (based on information contained within our internal database, which includes information from independent certification programs, and Internet research/available public reports);

•                              An indication that the SOR sourced from a Covered Country; or

•                              Information provided about the SOR indicated the origin of the materials was not from a known reserve.

A total of 4,057 suppliers were surveyed as part of the RCOI process. Of these suppliers, 47% responded “yes” as to having one or more of the Conflict Minerals as necessary to the functionality or production of the products they supply to Celestica. An aggregate of 1,323 individuals SORs were identified as used by such suppliers; however, the SOR information obtained from suppliers pertained to all customers of such suppliers, and did not correspond specifically to products/components supplied to the Company.

The Company’s due diligence measures were designed to conform to the framework in the Organization for Economic Cooperation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals.  The Company does not purchase Conflict Minerals directly from mines, smelters or refiners.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.  However, because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company has also taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The OECD Guidance identifies five due diligence steps:

Step 1: Establish Strong Company Management Systems

Step 2: Identify and Assess Risks in the Supply Chain

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Step 5: Report Annually on Supply Chain Due Diligence

It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. As Celestica is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

In addition to the RCOI described in detail above, the following constitute the procedures the Company used to identify supply chain risks in relation to Conflict Minerals in the Covered Products, and the due diligence activities undertaken to respond to those risks.

OECD Guidance Step 1: Establish strong company management systems

A management system is a framework of policies, procedures, processes and organizational structures that help enable a company to complete all tasks necessary to achieve its objectives. Celestica has established such a system by taking the following steps.

Adopt a conflict minerals policy

Celestica’s Conflict Minerals policy is publicly available at www.celestica.com. It states:

The mining and trading of Coltan (the metal ore from which Tantalum is extracted), Wolframite (the metal ore from which Tungsten is extracted), Cassiterite (the metal ore from which Tin is extracted), and Gold, and their respective derivatives, originating from the Democratic Republic of Congo (“DRC”) or adjoining countries (the “DRC Region”) has financed conflict, resulting in widespread human rights violations and environmental degradation. Section 1502(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Conflict Minerals Law”) requires SEC reporting companies to undertake an inquiry as to the source and chain of custody of conflict minerals and to make certain disclosures in connection therewith.

Celestica fully supports the objectives of this legislation, which aims to minimize violence and environmental damage in the DRC Region. We will comply with all applicable obligations under the Conflict Minerals Law. Celestica expects that all suppliers will comply with the Conflict Minerals Law and provide all necessary declarations using the EICC/GeSI Conflict Minerals Reporting Template. These measures will be used in conjunction with industry initiatives such as the Conflict-Free Smelter Program to reasonably assure that the Conflict Minerals in the products we manufacture or contract to manufacture do not directly or indirectly finance or benefit armed groups in the DRC Region. Celestica will assess future business with suppliers who are noncompliant with this policy.

Celestica is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.

Assemble an internal team to support supply chain due diligence

Celestica has established a management system for Conflict Minerals. This management system includes an internal Conflict Minerals steering committee made up of senior management from Corporate Compliance, Finance, Supply Chain Management and Commodity Management functions, and a Supply Chain Management (SCM) Environmental Engineering team to manage Conflict Minerals activities. The steering committee is updated on the results of Celestica’s due diligence efforts on a regular basis.

Establish a system of controls and transparency over the mineral supply chain

To provide better transparency within Celestica’s mineral supply chains and to facilitate communication of policies and expectations, Celestica has established an internal system to identify suppliers in Celestica’s mineral supply chains and the relationships between them, collect, store, and review information on its Conflict Minerals sourcing practices, track information on SORs, and flag risks based on SOR sourcing practices.

Strengthen company engagement with suppliers

Celestica engaged with suppliers through multiple communication outreaches by email and phone to educate suppliers on Celestica’s expectations for sourcing and its Conflict Minerals policy, and the requirements of Rule 13p-1.  Suppliers were provided various avenues to obtain additional information and guidance regarding Celestica’s Conflict Minerals compliance program, including on-line access to Celestica’s Conflict Minerals Policy, and contact email addresses and telephone numbers for obtaining answers to questions and/or guidance on completing Celestica’s information requests.

OECD Guidance Step 2: Identify and Assess Risks in the Supply Chain

The following steps are recommended by the OECD to identify and assess risks in mineral supply chains.

Identify the Smelters or Refiners (SORs) in the supply chain

The Company attempted to obtain information on identified SORs using Celestica’s Conflict Minerals database, which includes information provided by internet searches, and other research activities (e.g., reviewing government databases and industry and trade organization lists), and contact with suppliers providing SOR information on their reporting templates. The Company also followed up where a sourcing location provided (country of mine origin) is not believed to be a known reserve for the given metal.

Identified SORs were matched against available lists of processors that have been certified as “conflict-free” by internationally-recognized industry validation schemes, such as the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Responsible Gold Audit Programme and the Responsible Jewellery Council’s Chain-of-Custody Certification Program. Suppliers and products associated with certified SORs were assumed to meet the OECD Guidance due diligence standards and responsibly source their materials.

OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

Celestica implemented the following measures to address high risk SORs.

Report findings to senior management

A regular update is provided to Celestica’s Conflict Minerals steering committee on the progress and findings of the RCOI and due diligence.

Devise and adopt a risk management plan, monitor and track risk mitigation, and evaluate supplier relationship

Celestica is an EMS company that builds products for leading OEMs according to specifications provided by the OEM to Celestica. Typically, the OEM specifies all parts included in the product through an AVL. As a result, Celestica does not control selection of suppliers or materials sources unless specifically instructed to do so by its customers. If  a risk is identified, Celestica will inform the customer of the risk in the supply chain and work with such customer to manage and mitigate the risk.

For parts that Celestica designs or over which Celestica has engineering control, if a risk is identified, Celestica will work with its suppliers to express its concerns about providing revenue to armed groups within the Covered Countries. Celestica will work with suppliers to provide a roadmap intended to ensure that the Conflict Minerals they supply to Celestica will be DRC Conflict-Free. If a supplier refuses to comply, Celestica will assess future business with the supplier.

OECD Guidance Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

This OECD step does not require or define audits for downstream companies.  However, downstream companies can support these audits by supporting or joining industry organizations.

Celestica does not typically have a direct relationship with Conflict Minerals smelters or refiners and does not perform direct audits of these entities within its supply chain. However, as a member of the EICC, Celestica is a participant in the Conflict-Free Sourcing Initiative (“CFSI”), a joint initiative between the EICC and the GeSI. Celestica participates in the ongoing discussions and updates of the CFSI Conflict-Free Smelter program (“CFSP”), an audit program designed to validate SORs’ sourcing practices.  Through the CFSP validation process, which is voluntary, an independent third party audits the procurement and processing activities of a SOR to determine if it showed sufficient documentation to demonstrate with reasonable confidence that the minerals the SOR processed originated from conflict-free sources.

OECD Guidance Step 5: Report Annually on Supply Chain Due Diligence.

In fulfilling this step, Celestica’s Conflict Minerals steering committee:

a.              Provided management with periodic process updates during the reporting period and through the filing date;

b.              Informed management of due diligence efforts and results; and

c.               Completed and filed this Conflict Minerals Report, and the Form SD to which it relates, which are publicly available at www.celestica.com.

Due Diligence Results

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine all facilities used to process all Conflict Minerals in the Covered Products. The SOR information obtained from suppliers was at a company or division level, not at a product level, and as a result, we cannot determine which of the identified SORs are actually in Celestica’s supply chain.

With respect to the 1,323 SORs identified as used by the Company’s suppliers, 244 were certified as conflict-free by the CFSP. In addition, 15 SORs were identified as “active”, i.e., they have committed to undergo a CFSP audit or are participating in another recognized certification program (LBMA Responsible Gold Certification or Responsible Jewellery Program Chain-of-Custody Certification). The 1,323 SOR facilities that were identified pursuant to the due diligence process, and their certification status, where applicable, are set forth below.

Smelter Name	Metal	Certification
Abington Reldan Metals, LLC	Gold	Active
Academy Precious Metal Materials (Zhaoyuan) Co., Ltd.	Gold
Advanced Chemical Company	Gold	CFSP
Aida Chemical Industries Co., Ltd.	Gold	CFSP
Aktyubinsk Copper Company TOO	Gold
Al Etihad Gold LLC	Gold	CFSP
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	CFSP
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CFSP
AngloGold Ashanti Córrego do Sítio Mineração	Gold	CFSP
ANT Precision Indust	Gold
Argor-Heraeus SA	Gold	CFSP
Asahi Pretec Corporation	Gold	CFSP
Asahi Refining Canada Ltd.	Gold	CFSP
Asaka Riken Co., Ltd.	Gold	CFSP
ASARCO Incorporated	Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
Atotech	Gold
AU Traders and Refiners	Gold	CFSP
Audiua, Escardida	Gold
AURA-II	Gold
Aurubis AG	Gold	CFSP

Austin Powder	Gold
Baiyin Nonferrous Metals Corporation (BNMC)	Gold
Bangalore Refinery	Gold	Active
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CFSP
Bangkok Assay	Gold
Bank of Switzerland	Gold
bao yu hua	Gold
Bauer Walser AG	Gold
BHP Billiton	Gold
Boliden AB	Gold	CFSP
Boston Metal	Gold
C. Hafner GmbH + Co. KG	Gold	CFSP
Caridad	Gold
CCR Refinery — Glencore Canada Corporation	Gold	CFSP
Cendres + Métaux S.A.	Gold	Active
Changsanjiao Elc.	Gold
Changzhou Chemical Research Institute Co. Ltd.	Gold
CHENGGONG TECHNOLOGY CO., LTD.	Gold
Cheong Hing	Gold
Shengnan Metal Products	Gold
Chimet S.p.A.	Gold	CFSP
China Gold International Resources Corp. Ltd	Gold
China Golddeal	Gold
China National Gold Group Corporation	Gold
China’s nonferrous mining group co., LTD	Gold
CHIN-LEEP ENTERPRISE CO., LTD.	Gold
Chugai Mining	Gold
Codela	Gold
Codelco	Gold
Colt Refining	Gold
CORE PMG	Gold
CRM	Gold
CS	Gold
CWB Materials	Gold
Daejin Indus Co., Ltd.	Gold	CFSP
DaeryongENC	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold
Deep Rich Material Technology Co., Ltd.	Gold
Do Sung Corporation	Gold
DODUCO GmbH	Gold	CFSP
Dongguan CameroonChemical Materials Co., Ltd	Gold

Dongguan City up another metal copper processing plant	Gold
DONGGUAN DONGXU METAL SURFACE HANDLE CO., LTD	Gold
Dongguan Standard Electronic Material.Co., Ltd	Gold
Dongguanshi Sutande Dianzi Cailiao Yoouxiange	Gold
Dong-Wo Co., Ltd.	Gold
Dowa	Gold	CFSP
DRW	Gold
DS Force Shop	Gold
DSC (Do Sung Corporation)	Gold	CFSP
Dujinshui zhihuan fanying	Gold
DUOXIN	Gold
Dynacraft industries Sdn Bhd	Gold
Echememi Enterprise Corp. (Futures Exchange)	Gold
Eco-System Recycling Co., Ltd.	Gold	CFSP
Edison plating technology CO.,LTD	Gold
Eldorado Gold Corporation	Gold
electro metals	Gold
Elemetal Refining, LLC	Gold	CFSP
EM Vinto	Gold
Emirates Gold DMCC	Gold	CFSP
Enthone	Gold
ENTHONE OMI	Gold
ERCEI	Gold
ESG Edelmetallservice GmbH & Co. KG	Gold
Faggi Enrico S.p.A.	Gold
Ferro Corporation	Gold
Fidelity Printers and Refiners Ltd.	Gold
Foxconn Technology Group	Gold
G.L.D	Gold
Gannon & Scott	Gold
Gansu Seemine Material Hi-Tech Co., Ltd.	Gold
Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	Gold
Geib Refining Corporation	Gold	CFSP
Gejiu Yunxi Group Corp.	Gold
Gold Shousha	Gold
Gold trading room	Gold
gong an ju	Gold
Goodway	Gold
Great Wall Precious Metals Co., Ltd. of CBPM	Gold
GuangDdong JinDing high-tech materials company	Gold
Guangdong grace billion Kate Fine Chemical Co., Ltd.	Gold

GUANGDONG HUA JIAN TRADE DO.,LTD	Gold
Guangdong Jinding Gold Limited	Gold
GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	Gold
Guangdong macro jin precious metal smelting	Gold
Guangdong MingFa Precious Metal Co., Ltd	Gold
Guangzhou King’s high-tech materials	Gold
GUANGZHOUHANYUAN ELECTRONIC TECH.CO.LTD	Gold
GCC Gujrat Gold Centre Pvt. Ltd.	Gold
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold
GUSU PlATING Co.,Ltd.	Gold
Gwo Chern industrial Co. Ltd	Gold
H. DRIJFHOUT & ZOON-AMSTERDAM-MELTERS (within octagon)	Gold
HAI RONG METAL PRODUCTS LTD.	Gold
Hana-High Metal	Gold
Hang Seng Technology	Gold
Hang Technology	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Hanhua jinshu	Gold
Harima Smelter	Gold
Harmony Gold Mining Company Limited	Gold
Heesung Metal Ltd	Gold	Active
Heimerdinger	Gold
Heimerle + Meule GmbH	Gold	CFSP
HENAN PROVINCE IN GOLD INVESTMENT MANAGEMENT LTD.	Gold
Henan Yuguang Gold & Lead Co., Ltd.	Gold
Heraeus Group	Gold
Heraeus Incorporated	Gold
Heraeus Ltd. Hong Kong	Gold	CFSP
Heraeus Precious Metals GmbH & Co. KG	Gold	CFSP
HeTai Gold Mineral GuangDong Ltd. Co.	Gold
HMG	Gold
Hon Shen Co Ltd	Gold
Hong Da qiu	Gold
Honorable Hardware Craft Product Limited Company	Gold
Hop Hing electroplating factory Zhejiang	Gold
House of Currency of Brazil (Casa da Moeda do Brazil)	Gold
Huazhou Electronic Company Limited	Gold
Huichang Jinshunda Tin Co. Ltd	Gold
Hunan Chenzhou Mining Co., Ltd.	Gold
Hung Cheong Metal Manufacturing Limited	Gold

Hutti Gold Mines Co.	Gold
HwaSeong CJ CO., LTD.	Gold
ICBC	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CFSP
inovan gmbh	Gold
Ishifuku Metal Industry Co., Ltd.	Gold	CFSP
ISLAND GOLD REFINERY	Gold
Istanbul Gold Refinery	Gold	CFSP
Japan Mint	Gold	CFSP
Japan Pure Chemical	Gold
Jia Lung Corp	Gold
Jiangsu Sue large special chemical reagent Co., LTD	Gold
Jiangxi Copper Co., Ltd.	Gold	CFSP
Jiangxi Yichun	Gold
Jie sheng	Gold
Jin Jinyin refining company limited	Gold
JinBao Electronic Co.,Ltd.	Gold
Jinchang	Gold
Jinfeng Gold Mine Smelter	Gold
Jinlong Copper Co., Ltd.	Gold
Jiujiang Jinxin Nonferous Metals Co., Ltd	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	CFSP
JSC Uralelectromed	Gold	CFSP
JX Nippon Mining & Metals Co., Ltd.	Gold	CFSP
Kaloti Precious Metals	Gold
Kanto Denka Kogyo Co., Ltd.	Gold
Kazakhmys Smelting LLC	Gold
Kazzinc	Gold	CFSP
Kennecott Utah Copper LLC	Gold	CFSP
KGHM Polska Miedź Spółka Akcyjna	Gold	Active
Kojima Chemicals Co., Ltd.	Gold	CFSP
Korea Metal Co., Ltd.	Gold
Korea Zinc Co., Ltd.	Gold	CFSP
Kosak Seiren	Gold
Kunshan Jinli chemical industry reagents co.,Ltd.	Gold
Kyrgyzaltyn JSC	Gold	CFSP
Kyshtym Copper-Electrolytic Plant ZAO	Gold
L’azurde Company For Jewelry	Gold
LBMA	Gold
Lee Iken	Gold
lianqi plating Ltd	Gold

LiBaoJia	Gold
Lingbao Gold Co., Ltd.	Gold
Lingbao Gold Company Limited	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
LINXENS	Gold
LITTELFUSE	Gold
LONDON BULLION MARKET ASSOCIATION	Gold
LS-NIKKO Copper Inc.	Gold	CFSP
Luo men ha si	Gold
LUOYANG KEWEI MOLYBDENUM & TUNGSTEN CO. LTD	Gold
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
macderlun	Gold
Maite Long	Gold
Marsam Metals	Gold	Active
Material Technology Co., Ltd. Shenzhen Fu Chun	Gold
Materion	Gold	CFSP
Matsuda Sangyo Co., Ltd.	Gold	CFSP
Mead Metals	Gold
Meta low Technologies Japan , Ltd.	Gold
Metahub Industries Sdn. Bhd.	Gold
Metalli Preziosi S.p.A.	Gold
Metalor Technologies (Hong Kong) Ltd.	Gold	CFSP
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CFSP
Metalor Technologies (Suzhou) Ltd.	Gold	CFSP
Metalor Technologies SA	Gold	CFSP
Metalor USA Refining Corporation	Gold	CFSP
Metalúrgica Met-Mex Peñoles S.A. De C.V.	Gold	CFSP
Met-Mex Peñoles, S.A.	Gold
Micronas GmbH	Gold
Minsur	Gold
Mitsubishi Materials Corporation	Gold	CFSP
Mitsui Mining and Smelting Co., Ltd.	Gold	CFSP
MK electron	Gold
MMTC-PAMP India Pvt., Ltd.	Gold	CFSP
Modeltech Sdn Bhd	Gold	Active
Morigin Company	Gold
Morris and Watson	Gold
Moscow Special Alloys Processing Plant	Gold	CFSP
N.E.Chemcat Corporation	Gold
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	CFSP
NANCHUANGSHENGHUA NON-FERROUS MEATAL ALLOY FACTORY	Gold

Navoi Mining and Metallurgical Combinat	Gold	Active
nbaic	Gold
Nihon Material Co., Ltd.	Gold	CFSP
Nihon Superior Co., Ltd.	Gold
Ningbo Kangqiang	Gold
Ningbo Yinzhou Ningbo of precious metal recycling plant	Gold
Nippon Aleph Corporation	Gold
Nishihara Science and Engineering	Gold
Nisshin Chemical Co., Ltd.	Gold
NISSIN KASEI CO., LTD	Gold
Nohon Material Corporation	Gold
NORSUN CIRCUITED ENTERPRISE CO., LTD	Gold
NTET, Thailand	Gold
Nyrstar Metals	Gold
OGM	Gold
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CFSP
Ohura Precious Metal Industry Co., Ltd.	Gold	CFSP
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Gold	CFSP
OJSC Kolyma Refinery	Gold
OJSC Novosibirsk Refinery	Gold	CFSP
Orelec	Gold
O-WELL CORPORATION	Gold
PAMP S.A.	Gold	CFSP
Pan-billed traffic Copper Co., Ltd.	Gold
Penglai Penggang Gold Industry Co., Ltd.	Gold
Ping Yi Technology Co.,Ltd.	Gold
PM Sales Inc.	Gold
Pogo Gold Mining	Gold
Power and Signal a distributor of Delphi Automotive (Power and Signal terms and conditions apply)	Gold
PRECIOUS METAL SALES CORP.	Gold
Prioksky Plant of Non-Ferrous Metals	Gold	CFSP
PT Aneka Tambang (Persero) Tbk	Gold	CFSP
PT Timah Nusantara	Gold
Public Security Bureau	Gold
PX Précinox S.A.	Gold	CFSP
Rand Refinery (Pty) Ltd.	Gold	CFSP
Realized the enterprise co. ltd.	Gold
Remondis Argentia B.V.	Gold
Republic Metals Corporation	Gold	CFSP

Rio Tinto Group	Gold
Rongda	Gold
Royal Canadian Mint	Gold	CFSP
rui sheng	Gold
SAAMP	Gold
Sabin Metal Corp.	Gold
SAFINA A.S.	Gold
Sai Refinery	Gold
Samduck Precious Metals	Gold	CFSP
Samhwa non-ferrorus Metal ind.co.ltd	Gold
SAMWON Metals Corp.	Gold
Sanmenxia HengSheng	Gold
SAXONIA Edelmetalle GmbH	Gold	CFSP
Schone Edelmetaal B.V.	Gold	CFSP
SCHOOT	Gold
Scotia Mocatta	Gold
SD Gold	Gold
SEMPSA Joyería Platería S.A.	Gold	CFSP
Sen Silver	Gold
SENJU METAL INDUSTRY CO.,LTD.	Gold
Sewon Korea	Gold
Shan Dong Huangjin	Gold
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	Gold
Shandon Jin Jinyin Refining Limited	Gold
Shandong Guoda Gold Co., LTD.	Gold
Shandong Hengbang Smelter Co.,ltd	Gold
shandong huangjin	Gold
Shandong Humon Smelting Co., Ltd.	Gold
Shandong Jun Mai Fu	Gold
Shandong penglai gold smelter	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
Shandong Yanggu Xiangguang Co. Ltd.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CFSP
Shanghai Dashou Electronics Co.,Ltd	Gold
Shanghai Gold exchange	Gold
Shanghai Jinsha Shiye Co.,Ltd.	Gold
Shanghai Yueqiang Metal Products Co., Ltd.	Gold
shenzhen fujun material technology co ltd	Gold
Shenzhen baoan district public security bureau	Gold
Shenzhen Bestfoil Material Technology CO.,LTD	Gold
Shenzhen hao hardware plastic co., LTD	Gold

Shenzhen Heng Zhong Industry Co.,Ltd.	Gold
Shenzhen Hua Ao Surface Treatment Technology Co., Ltd.	Gold
SHENZHEN LIANFENG HARDWARE PLASTIC CO.,LTD-TIANLIANG PLATING FACTORY	Gold
Shenzhen surface Science Technology Co., Ltd.	Gold
SHENZHEN TIANCHENG CHEMICAL CO LTD	Gold
Shenzhen Zhengtianwei Technologies	Gold
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold
Shindong-a	Gold
SHINKO ELECTRIC INDUSTRIES CO., LTD.	Gold
Shogini Technoarts Pvt Ltd	Gold
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CFSP
Singway Technology Co., Ltd.	Gold	CFSP
Sino-Platinum Metals Co., Ltd	Gold
SKE (China): Shanghai Kyocera Electronics CO. LTD.	Gold
So Accurate Group, Inc.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	CFSP
Sojitz	Gold
Solar Applied Materials Technology Corp.	Gold	CFSP
Solor	Gold
Soochow University’s	Gold
St. chemical industrial raw material line	Gold
STANDARD (GROUP) LTD	Gold
Standard Bank	Gold
Stender Electronic Materials Co., Ltd.	Gold
Sudan Gold Refinery	Gold
Sumisho	Gold
Sumitomo Metal Mining Co., Ltd.	Gold	CFSP
Suntain	Gold
Super Dragon Technology Co., Ltd	Gold
SuZhou ShenChuang recycling Ltd.	Gold
Suzhou University Special Chemical Reagent Industry Co.	Gold
Suzhou Xingrui Noble	Gold
Suzuki Kikinzoku Kako K.K.	Gold
Sylham	Gold
T.C.A S.p.A	Gold	CFSP
Tai zhou chang san Jiao electron Co., Ltd	Gold
Taicang City Nancang Metal Material Co., Ltd	Gold
Taipeng	Gold
TAIZHOU CITY LONG TRIANGLE ELECTRONICS CO.,LTD.	Gold
Tai’zhou City Yangtze River Delta Electron Ltd.	Gold

Taizhouchang San Jiao electric Company	Gold
Tanaka Kikinzoku Kogyo K.K.	Gold	CFSP
TE ELECTRONICS	Gold
Technic Inc.	Gold
TENNANT METAL PTY LTD.	Gold
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CFSP
Tian Cheng	Gold
Tokuriki Honten Co., Ltd.	Gold	CFSP
Tongling Nonferrous Metals Group Co., Ltd.	Gold
Tony Goetz NV	Gold	Active
TOO Tau-Ken-Altyn	Gold
Torecom	Gold	CFSP
Triumph Northwest	Gold
Tsai Brother industries	Gold
UBS	Gold
Umicore Brasil Ltda.	Gold	CFSP
Umicore Precious Metals Thailand	Gold	CFSP
Umicore SA Business Unit Precious Metals Refining	Gold	CFSP
United Precious Metal Refining, Inc.	Gold	CFSP
Universal Precious Metals Refining Zambia	Gold
Univertical International (Suzhou) Co., Ltd	Gold
Uyemura International Corp.	Gold
Valcambi SA	Gold	CFSP
Viagra Di precious metals (Zhaoyuan) Co., Ltd.	Gold
WAM Technologies Taiwan Co., Ltd.	Gold
WANG TING	Gold
WATANABE ELECTRIC	Gold
WATANABE PLATING	Gold
Western Australian Mint trading as The Perth Mint	Gold	CFSP
WIELAND Edelmetalle GmbH	Gold	CFSP
Wieland-Werke AG	Gold
Worldtop	Gold
Wuxi City Precious Metal Electronic Material Fty	Gold
Wuxi Middle Treasure Materials	Gold
Wuzhong Group	Gold
Xiamen JInbo Metal Co., Ltd.	Gold
Xiamen Police Station	Gold
Xian Jiandabolin keji youxiangongsi	Gold
XinYe Co. Ltd	Gold
Yamamoto Precious Metal Co., Ltd.	Gold	CFSP
Yamato Denki Ind. Co., Ltd.	Gold

YANTAI ZHAOJIN KANFORT PRECIOUS METALS INCORPORATED COMPANY.	Gold
Yokohama Metal Co., Ltd.	Gold	CFSP
Yoo Chang Metal	Gold
Yuh-Cheng Material Corporation	Gold
Yunnan Copper Industry Co., Ltd.	Gold
Yunnan Metallurgical	Gold
Zhaojun Maifu	Gold
Zhapjin Mining Industry Co. Ltd	Gold
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Gold
Zhejiang suijin	Gold
Zhongkuang Gold Industry Co.,LTD	Gold
Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	Gold
ZHONGSHAN POISON MATERIAL PROPRIETARY CO., LTD	Gold
Zhongshan Public Security Bureau, Guangdong Province ,China	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CFSP
Zhuhai toxic materials Monopoly Ltd.	Gold
Zhuzhou Smelting Group Co., Ltd.	Gold
Zijian Kuang Ye Refinery	Gold
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CFSP
A&M Minerals and Metals LTD	Tantalum
A.L.M.T. Corp.	Tantalum
ABS Industrial Resources Ltd	Tantalum
AGL	Tantalum
Allegheny Ludlum	Tantalum
AMG Mining Mibra Mine	Tantalum
ANHUI HERRMAN IMPEX CO.	Tantalum
Argor-Heraeus SA	Tantalum
Arroz Corporation	Tantalum
Asahi Pretec Corporation	Tantalum
Avon Specialty Metals Ltd	Tantalum
BÖHLER Schmiedetechn	Tantalum
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CFSP
China Minmetals Nonferrous Metals Co Ltd	Tantalum
Conghua Tantalum and Niobium Smeltry	Tantalum	CFSP
D Block Metals, LLC	Tantalum	CFSP
DAIDO STEEL	Tantalum
Designed Alloy Produ	Tantalum
Duoluoshan	Tantalum	CFSP
E.S.R. Electronics	Tantalum
Ethiopian Minerals Development Share Company	Tantalum

Exotech Inc.	Tantalum	CFSP
F&X Electro-Materials Ltd.	Tantalum	CFSP
FIR Metals & Resource Ltd.	Tantalum	CFSP
Fombell	Tantalum
Fujian Nanping	Tantalum
Gannon & Scott	Tantalum
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tantalum
Global Advanced Metals (Cabot)	Tantalum
Global Advanced Metals Aizu	Tantalum	CFSP
Global Advanced Metals Boyertown	Tantalum	CFSP
GTP Corp.	Tantalum
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CFSP
Guixi smelting plant	Tantalum
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum
H.C. Starck Co., Ltd.	Tantalum	CFSP
H.C. Starck GmbH	Tantalum
H.C. Starck GmbH Goslar	Tantalum	CFSP
H.C. Starck GmbH Laufenburg	Tantalum
H.C. Starck Group	Tantalum
H.C. Starck Hermsdorf GmbH	Tantalum	CFSP
H.C. Starck Inc.	Tantalum	CFSP
H.C. Starck Ltd.	Tantalum	CFSP
H.C. Starck Smelting GmbH & Co.KG	Tantalum	CFSP
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CFSP
Hi-Temp Specialty Metals, Inc.	Tantalum	CFSP
Hunan Chenzhou Mining Co., Ltd.	Tantalum
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tantalum
IES Technical Sales	Tantalum
Innova Recycling GmbH	Tantalum
Ishifuku Metal Industry Co., Ltd.	Tantalum
Jade-Sterling	Tantalum
JFE Steel Corporation	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CFSP
Jiangxi Tuohong New Raw Material	Tantalum	CFSP
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CFSP
Jiujiang Tanbre Co., Ltd.	Tantalum	CFSP
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CFSP
JX Nippon Mining & Metals Co., Ltd.	Tantalum
KEMET Blue Metals	Tantalum	CFSP
KEMET Blue Powder	Tantalum	CFSP

King-Tan Tantalum Industry Ltd.	Tantalum	CFSP
Kyocera	Tantalum
LSM Brasil S.A.	Tantalum	CFSP
Matsuo Electric	Tantalum
Metal Do	Tantalum
Metallurgical Products India Pvt., Ltd.	Tantalum	CFSP
Mineração Taboca S.A.	Tantalum	CFSP
Mitsui Mining & Smelting	Tantalum	CFSP
Molycorp Silmet A.S.	Tantalum	CFSP
Nantong Tongjie Electrical Co., Ltd.	Tantalum
Ningxia Non-ferrous Metal Smeltery	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CFSP
Nippon Kinzoku	Tantalum
Nitora	Tantalum
Noventa	Tantalum
Nuvoton Technology Corp.	Tantalum
Phoenix Metal Ltd	Tantalum
Plansee	Tantalum
Plansee SE Liezen	Tantalum
Plansee SE Reutte	Tantalum
Power Resources Ltd.	Tantalum	CFSP
QuantumClean	Tantalum	CFSP
Rand Refinery (Pty) Ltd	Tantalum
Resind Indústria e Comércio Ltda.	Tantalum	CFSP
RFH Tantalum Smeltry Co., Ltd.	Tantalum	CFSP
Shanghai Jiangxi Metals Co., Ltd.	Tantalum
Sichuan Metals & Materials Imp & Exp Co	Tantalum
Solikamsk Magnesium Works OAO	Tantalum	CFSP
Taki Chemicals	Tantalum	CFSP
Talison Minerals Pty Ltd	Tantalum
Talley Metals	Tantalum
Tanco	Tantalum
Tantalite Resources	Tantalum
Telex Metals	Tantalum	CFSP
ThyssenKrupp Steel	Tantalum
Tranzact, Inc.	Tantalum	CFSP
Treibacher Industrie AG	Tantalum
Ulba Metallurgical Plant JSC	Tantalum	CFSP
UNION TOOL CO.LTD	Tantalum
Xiamen Golden Egret Special Alloy Co. Ltd.	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CFSP

Yano Metal	Tantalum
Yao gang xian mining	Tantalum
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CFSP
Zhuzhou Cemented Carbide	Tantalum	CFSP
A.E.B. International, Inc.	Tin
A.L.M.T. TUNGSTEN Corp.	Tin
A.M.P.E.R.E. Deutsch	Tin
Academy Precious Metals	Tin
ACT JAPAN	Tin
ACuPowder International, LLC	Tin
AFICA	Tin
Ai-chia Industrial Co., Ltd.	Tin
AIM	Tin
ALARM Co., Ltd.	Tin
Aleris	Tin
All armor Minoru industry (co ) Co., Ltd.	Tin
ALMAG	Tin
Almit	Tin
Alpha	Tin	CFSP
Alrec	Tin
ALUMINIO LA ESTRELLA, S.L	Tin
Aluminum Alloys Inc.	Tin
Aluminum Resources	Tin
ALUSIGMA, S.A	Tin
Amalgamated Metal Corporation Plc	Tin
American Iron and Metal	Tin
Ami Bridge Enterprise Co., Ltd.	Tin
Ampere Polska Sp. z o.o. (trader)	Tin
An Chen	Tin
An Thai Minerals Co., Ltd.	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	Tin
Angelcast Enterprise Co., Ltd.	Tin
Arco Alloys	Tin
ASEM	Tin
ASTAMUSE	Tin
Atlas Pacific	Tin
AURA-II	Tin
Aurubis Netherlands	Tin
Ausmelt Limited	Tin
Average reduction	Tin

B T Solders Pvt Ltd	Tin
Balver Zinn	Tin
Bangjia Island	Tin
Bangka	Tin
bao yu hua	Tin
Baoshenglong	Tin
Baoshida Swissmetal	Tin
Baotai	Tin
Befesa Aluminio, S.L.	Tin
Best Metais e Solda	Tin
Bintulu	Tin
BNT Chemicals Gmbh	Tin
Bonoka.Beliting INDONESIA	Tin
BOYI METAL ELECTRO FTY.	Tin
Brasiliera de Ferroligas Ltda	Tin
Brautmeier GmbH	Tin
Brinkmann Chemie AG	Tin
Britannia Refined Metals Ltd.	Tin
Buhung Ind	Tin
Canfield	Tin
Castolin	Tin
Cendres & Métaux SA	Tin
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Tin
CHAINBOW	Tin
CHAN WEN COPPER INDUSTRY CO.,LTD.	Tin
ChaoYue	Tin
Charter Wire	Tin
Chemtreat Consultant	Tin
Chen Jung Metal	Tin
Cheng Yang	Tin
Chengli Hanxi Co. Ltd	Tin
Chenzhou Gold Arrow Solder CO., Ltd	Tin
Chenzhou Yun Xiang mining limited liability company	Tin
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CFSP
China Hiroshima Xi Nandan Chinese tin sets Foundation	Tin
China New Materials	Tin
China Steel Corporation	Tin
China Tin Group Co., Ltd.	Tin	CFSP
China YunXi mining	Tin
Chinalco LuoYang Copper Co., Ltd.	Tin
Chinese Hunan province Chenzhou City	Tin

ChineseGuangxiNantansintertingroup	Tin
Chofu Works	Tin
Chorus Tata Steel	Tin
Chris Carkner	Tin
Chuangye Metal Wiring Materials Co., Ltd.	Tin
CIMSA, S.A.	Tin
Cloud new nonferrous electrolytic Company Limited	Tin
CNMC (Guangxi) PGMA Co., Ltd.	Tin
Cofermetal	Tin
Colonial Metals	Tin
Colonial Metals Co	Tin
COME FM TIMAH	Tin
Constellium Extrusions Decin s.r.o.	Tin
Cooérativa Produtores de Cassiterita	Tin
Cooperativa Metalurgica de Rondônia Ltda.	Tin	CFSP
COPPER 100	Tin
CSC Pure Technologies	Tin
CV Ayi Jaya	Tin	CFSP
CV Dua Sekawan	Tin	CFSP
CV Duta Putra Bangka	Tin
CV Gita Pesona	Tin	CFSP
CV Makmur Jaya	Tin
CV Nurjanah	Tin
CV Serumpun Sebalai	Tin	CFSP
CV Tiga Sekawan	Tin	CFSP
CV United Smelting	Tin	CFSP
CV Venus Inti Perkasa	Tin	CFSP
Dae Chang Co., Ltd.	Tin
Dae Kil	Tin
Daewoo International	Tin
Dede Kimya	Tin
Degutea	Tin
Diehl Metal	Tin
DOCTOR OF SOLDER PRODUCTS CO., LTD	Tin
Doino Kinzoku	Tin
Dongguan City up another metal copper processing plant	Tin
DONGGUAN CITY XIDA SOLDERING TIN PRODUCTS CO	Tin
Dongguan Dongxu metal Surface Handle Co., Ltd.	Tin
DONGGUAN JIN JI PRECISION DIE MACHINE INC.	Tin
Dongguan lason metel materials co., ltd	Tin
Dongguan Yuecheng metal materials Co., Ltd.	Tin

Dongguan zhong ju tin electronic CO., LTD.	Tin
dongrong	Tin
Dowa	Tin	CFSP
DUKSAN HI-METAL	Tin
Eagle Brass	Tin
Eastern Alloys	Tin
Edzell Corp	Tin
Egli Fischer	Tin
EiYasushi-shi Hirokatsu Suzu-gyo Co., Ltd.	Tin
Electroloy Metal (Shenzhen) Co. ltd.	Tin
Electroloy Metal Pte	Tin
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	Active
Elmet S.L.U.	Tin	CFSP
ELSOLD	Tin
EM Vinto	Tin	CFSP
Essar Steel Algoma	Tin
Estanho de Rondônia S.A.	Tin
E-tech Philippines	Tin
Excellent anti-copper materials (Suzhou) Co. , Ltd.	Tin
Excellent resistance to copper (Suzhou) Co., Ltd.	Tin
Exim Americana	Tin
Eximetal S.A.	Tin
F.LLI COSTA	Tin
FA CHIA METAL	Tin
Feinhütte Halsbrücke GmbH	Tin
Fenix Metals	Tin	CFSP
FERAY LEHIM	Tin
First Copper Technology Co., Ltd.	Tin
Foshan Nanhai Tongding Metal Co., Ltd.	Tin
Fuji Metal Mining Corp.	Tin
Fundipar	Tin
Furukawa Electric	Tin
GALF S.R.L. SPECIAL ALUMINIUM ALLOYS	Tin
Gallatin Steel	Tin
Galva Metal	Tin
Gannan Tin Smelter	Tin
Gebrueder Kemper GMBH	Tin
Gejiu Fengming Metallurgy Chemical Plant	Tin	CFSP
Gejiu Jinye Mineral Company	Tin	CFSP
Gejiu Kai Meng Industry and Trade LLC	Tin	Active

Gejiu Non-Ferrous Metal Processing Co. Ltd.	Tin	CFSP
GEJIU YE LIAN CHANG	Tin
Gejiu Yunxi Group Corp.	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	Active
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin
Gibbs Wire & Steel Co	Tin
Glencore	Tin
Global Advanced Metals Pty Ltd	Tin
Gold Bell Group	Tin
Gomat-e-K.	Tin
GRANDE	Tin
Grant Manufacturing and Alloying	Tin
Grik Perak Malaysia	Tin
Grillo Handel	Tin
Growing and Chemical (Suzhou) Co., Ltd.	Tin
Guang zhou hong wuxi products limited	Tin
GuangDong Jiatian Stannum Products Co., Ltd	Tin
Guangxi Jin Lian	Tin
Guangxi Nonferrous Metals Group	Tin
Guangxi Zhongshan Jin Yi Smelting Co., Ltd	Tin
Guangzhou Non-Ferrous Metals Research Institute	Tin
GUANGZHOU PACIFIC TINPLATE CO,.LTD.	Tin
Guangzhou Special Copper & Electronics material Co., LTD	Tin
GUANGZHOU TIANSHUO ELECTRONI TECHNOLOGY.CO.LTD	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CFSP
H.J. Enthoven & Sons	Tin
Hai Yuxin Xi Zhuhai Co., Ltd.	Tin
haiwoo	Tin
Hanbaek nonferrous metals	Tin
Hangzhou youbang soldering materials Co., Ltd	Tin
Hanhwa International	Tin
HARADA METAL INDUSTRY CO. LTD	Tin
Hawkins, Inc.	Tin
Hayes Metals Pty Ltd	Tin
HeChi Metallurgical Chemical factory	Tin
Hei Gang	Tin
Heyco Metals	Tin
Hezhou Jinwei Tin Co., Ltd	Tin
High Quality Technology Co., Ltd	Tin
Highjent Technology	Tin

High-Power Surface Technology	Tin
HIJOS DE JUAN DE GARAY	Tin
Hisikari Mine	Tin
Hi-Temp	Tin
HL Thorne	Tin
Honeywell Electronic Materials	Tin
Hongqiao Metals (Kunshan) Co., Ltd.	Tin
HUA ENG WIRE&CABLE CO.,LTD	Tin
HUANGGANG CITY TONGDING METALLIC MATERIAL CO.LTD	Tin
Huaxi Smelting Co. Ltd	Tin
Huayou	Tin
HuiChang Hill Tin Industry Co., Ltd.	Tin	CFSP
Huichang Jinshunda Tin Co., Ltd.	Tin
Huiliang	Tin
Huizhou Taiwan Electronic Component Limited Company	Tin
Hulterworth Smelter	Tin
Hunan Xianghualing tin	Tin
Huron Valley Steel Corp	Tin
Hyundai-Steel	Tin
IBF IND BRASILEIRA DE FERROLIGAS LTDA	Tin
Impag AG	Tin
Imperial Zinc, Corp.	Tin
INBRA IND E COM DE METAIS LTDA	Tin
Incesa Comp. Elétricos Ltda	Tin
Increasingly and Chemical (Suzhou) Co., Ltd.	Tin
Ind. Minera Mexico	Tin
INDIUM CORPORATION OF EUROPE	Tin
Ing.Josef Ko?ínek	Tin
INNOVATION FACTORY, OLD TOWN ,GEJIU, HONGHE HANI YI AUTONOMOUS PREFECTURE,YUNNAN ,CHINA	Tin
International Wire Group, Inc	Tin
IPS New Material (Suzhou) Co., Ltd.	Tin
IRM	Tin
Ishifuku Metal Industry Co., Ltd.	Tin
Ishihara Chemical Co. Ltd.	Tin
ISHIKAWA METAL CO.,LTD.	Tin
i-TSCL	Tin
J.S.T. Components (S) Pte Ltd	Tin
Japan Copper and Brass Co., Ltd.	Tin
Japan New Metals Co., Ltd.	Tin

Japan Refining Co., Ltd.	Tin
Japanese precision and chain	Tin
Jau Janq Enterprise Co. Ltd.	Tin
JAU JANQ ENTERPRISE CO., LTD.	Tin
Jean Goldschmidt International	Tin
JIA WANG Technology solder product	Tin
Jiangxi Copper Company Limited	Tin
JiangXi JiaWang	Tin
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CFSP
jiangxi tongye	Tin
Jiangxi Yaosheng Tungsten Co., Ltd.	Tin
Jin Tian	Tin
jin yi group	Tin
Jin Zhou	Tin
JinDa Metal Co., Ltd.	Tin
J-Tech	Tin
JU TAI INDUSTRIAL CO.,LTD.	Tin
JX Nippon Mining & Metals Co., Ltd.	Tin
Kainan Metal Ind. Co. Ltd	Tin
Kalas Wire	Tin
KARAS PLATING LTD	Tin
Kee Shing	Tin
Keeling & Walker	Tin
KIESOW DR. BRINKMANN	Tin
KIHONG T & G	Tin
KISTRON	Tin
Kitz Metal Works Corporation	Tin
Kiyomine Metal Industry Co., Ltd.	Tin
KME Brass Germany GmbH	Tin
KME BRASS ITALY	Tin
KME France	Tin
KME Germany	Tin
Kobe Steel, Ltd.	Tin
Koepp Schaum GmbH	Tin
Koki Company Limited.	Tin
Koki Products Co., Ltd	Tin
KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Tin
k-Tech	Tin
KU PING ENTERPRISE CO., LTD.	Tin
Kuan Shuo Ind. Co. Ltd	Tin
Kunshan Chengli Tin Co., Ltd.	Tin

Kunshan concentric surface technology co., LTD	Tin
Kunshan into the solder manufacturing co., LTD	Tin
Kunshan Shing Lee Solder manufacturing co. Ltd	Tin
Kunshan Xin Ding metal material Limited company	Tin
Kunshan xiubo	Tin
Kuntai	Tin
Kurt J Lesker Company	Tin
L’ azurde Company For Jewelry	Tin
LANGFANG BONDTRON ELECTRONIC MATERIALS CO., LTD.(Smelter Not Listed)	Tin
Lee Cheong Gold	Tin
Leybold Co., Ltd.	Tin
LG INTERNATIONAL CORP	Tin
Li Hong, Wuxi Electronic Materials Co., Ltd	Tin
Lichung Soldering Manufacturing Co., Ltd	Tin
Linetech	Tin
LingbaoJinyuan tonghu	Tin
Linqu Xianggui Smelter Co., Ltd.	Tin
Linwu Xianggui Ore Smelting Co., Ltd.	Tin
LiQiao plating	Tin
LMD	Tin
Lung Fu Surface Technology Co., Ltd. Suzhou	Tin
LUPON ENTERPRISE CO., LTD	Tin
M&R Claushuis BV	Tin
M/s ECO Tropical Resources	Tin
Ma On Shuguang Smelting Plant	Tin
Maanshan Dongshen electronic material factory	Tin
MacDermid	Tin
MacDermid GmbH	Tin
Magnu’s Minerais Metais e Ligas Ltda.	Tin	CFSP
Makin Metal Powders (UK) Ltd	Tin
Malaysia Aluminium & Alloy Sdn.Bhd	Tin
Malaysia Smelting Corporation (MSC)	Tin	CFSP
MARCO METALES DE MEXICO,S. DE R.L. DE C.V.	Tin
Materials Eco-Refining CO.,LTD	Tin
MBO	Tin
MCP Group	Tin
MEDEKO CAST s.r.o.	Tin
Melt Metais e Ligas S.A.	Tin	CFSP
Meng neng	Tin
Metahub Industries Sdn. Bhd.	Tin

Metallic Resources, Inc.	Tin	CFSP
Metallo Chimique	Tin
Metallo-Chimique N.V.	Tin	CFSP
Metallum Metal Tradi	Tin
Metalor Technologies SA	Tin
Mihara Kinzoku Kogyo Co., Ltd.	Tin
Millard Wire	Tin
Minchali Metal Industry Co., Ltd.	Tin
Mineração Taboca S.A.	Tin	CFSP
Mineral-Metal s.r.o.	Tin
Ming Li Jia smelt Metal Factory	Tin
Minmetals Ganzhou Tin Co., Ltd.	Tin
Minsur	Tin	CFSP
Misue Tin Smelter and Refinery	Tin
Mits-Tec (Shanghai) Co. Ltd.	Tin
Mitsubishi Materials Corporation	Tin	CFSP
Mitsui Mining & Smelting	Tin
Modeltech Sdn Bhd	Tin	Active
Monette	Tin
Morigin Company	Tin
Multiple Xin precision metal electroplating factory	Tin
Nanjing Xin Ying Technology Co, Ltd	Tin
Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	Active
NANTONG CHUN YUAN ELECTRONICSIND CO., LTD.	Tin
Nathan Trotter & Co., Inc.	Tin
Neuhaus	Tin
New Mining Co., Ltd.	Tin
Ney Metals and Alloys	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Nihon Genma MFG Co., Ltd.	Tin
Nihon Kagaku Sangyo Co., Ltd	Tin
Nihon superior co.,Ltd	Tin
Niihama Nickel Refinery	Tin
NINGBO CITY CHANGZHEN COPPER CO., LTD	Tin
Ningbo Jintian copper (Group ) Company Limited	Tin
Nippon Filler Metals	Tin
Nippon Micrometal Corp.	Tin
NITAH	Tin
Nohon Superior Co.,	Tin
Norteña de Metales, SA	Tin
North Star BlueScope Steel, LLC	Tin

Northern Smelter	Tin
Novosibirsk Processing Plant Ltd.	Tin
Nrudakoto Ltd.	Tin
Nucor Steel	Tin
nyrstar	Tin
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CFSP
O.M. Manufacturing Philippines, Inc.	Tin	CFSP
Ohio Precious Metals, LLC	Tin
Old City Metals Processing Co., Ltd.	Tin
OM Group	Tin
Operaciones Metalurgical S.A.	Tin	CFSP
Oxbow Metales Mèxico S. de R.L de C.V	Tin
Ozawa Kinzoku	Tin
Padaeng Industry public company limited	Tin
PAMP SA	Tin
PBT	Tin
PENINSULAR DE LATÓN	Tin
Phoenix Metal Ltd.	Tin
PHONON MEIWA INC.	Tin
PIREKS	Tin
Plant of metals and alloys CJSC	Tin
POSSEHL	Tin
Prifer Com de Sucata	Tin
PRIMEYOUNG METAL (ZHUHAI)IND.CO., LTD	Tin
Pro-Tech Korea	Tin
PT Alam Lestari Kencana	Tin
PT Aries Kencana Sejahtera	Tin	CFSP
PT Artha Cipta Langgeng	Tin	CFSP
PT ATD Makmur Mandiri Jaya	Tin	CFSP
PT Babel Inti Perkasa	Tin	CFSP
PT Babel Surya Alam Lestari	Tin
PT Bangka Kudai Tin	Tin
PT Bangka Prima Tin	Tin	CFSP
PT Bangka Putra Karya	Tin
PT Bangka Timah Utama Sejahtera	Tin
PT Bangka Tin Industry	Tin	CFSP
PT Belitung Industri Sejahtera	Tin	CFSP
PT BilliTin Makmur Lestari	Tin
PT Bukit Timah	Tin	CFSP
PT Cipta Persada Mulia	Tin	CFSP
PT Donna Kembara Jaya	Tin

PT DS Jaya Abadi	Tin	CFSP
PT Eunindo Usaha Mandiri	Tin	CFSP
PT Fang Di MulTindo	Tin
PT HP Metals Indonesia	Tin
PT Inti Stania Prima	Tin	CFSP
PT Justindo	Tin
PT Karimun Mining	Tin	CFSP
PT Kijang Jaya Mandiri	Tin	CFSP
PT Koba Tin	Tin
PT Koba Tin	Tin
PT Lautan Harmonis Sejahtera	Tin	CFSP
PT Menara Cipta Mulia	Tin	CFSP
PT Mitra Stania Prima	Tin	CFSP
PT NATARI	Tin
PT O.M. Indonesia	Tin	CFSP
PT Panca Mega Persada	Tin	CFSP
PT Pelat Timah Nusantara Tbk	Tin
PT Prima Timah Utama	Tin	CFSP
PT Rajwa International	Tin
PT Refined Bangka Tin	Tin	CFSP
PT Sariwiguna Binasentosa	Tin	CFSP
PT Seirama Tin Investment	Tin
PT Singkep Times Utama	Tin
PT Smelting	Tin
PT Stanindo Inti Perkasa	Tin	CFSP
PT Sukses Inti Makmur	Tin	CFSP
PT Sumber Jaya Indah	Tin	CFSP
PT Supra Sukses Trinusa	Tin
PT Timah (Persero) Tbk	Tin
PT Timah (Persero) Tbk Kundur	Tin	CFSP
PT Timah (Persero) Tbk Mentok	Tin	CFSP
PT Tinindo Inter Nusa	Tin	CFSP
PT Tirus Putra Mandiri	Tin
PT Tommy Utama	Tin	CFSP
PT Wahana Perkit Jaya	Tin
PT Yinchendo Mining Industry	Tin
PT. Supra Sukses Trinusa	Tin
Public Procurement Service	Tin
QIT	Tin
Qualitek delta philippines	Tin
Rahman Hydraulic Tin Berhad	Tin

REDSUN METAL IND. CO.,LTD.(Smelter Not Listed)	Tin
Resind Indústria e Comércio Ltda.	Tin	CFSP
REYNOLDS	Tin
Ri Kuang	Tin
Richard Stenzhorn GmbH	Tin
RICHEMAX INTERNATIONAL CO., LTD.	Tin
Ritchey Metals	Tin
Rohm & Haas	Tin
RSI	Tin
RST	Tin
Rui Da Hung	Tin	CFSP
Russkoe olovo	Tin
S Company	Tin
S. Izaguirre	Tin
saitamaken irumasi sayama ke hara	Tin
Sambo Industry	Tin
Samhwa Non-ferrorus Metal Ind. Co. Ltd	Tin
Samtec	Tin
Sandvik Material Technology	Tin
SAN-ETSU METALS	Tin
SARBAK	Tin
SASAKI SOLDER INDUSTRY CO.,LTD	Tin
seirenngyousya	Tin
Seju Industry	Tin
Selayang Solder sdn Bhd	Tin
Semco,	Tin
SEMPSA Joyería Platería SA	Tin
Senju Metal Industry Co., Ltd.	Tin
Settu Chemical Industry	Tin
SEVELAR	Tin
Sevotrans	Tin
SGS	Tin
SGS	Tin
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	Tin
Shanghai Baosteel	Tin
Shanghai Hubao Coppe	Tin
Shanghai New Solar	Tin
SHANGHAI PU ZHAO TRADING CO., LTD	Tin
Shanghai Yuanhao Surface Finishing Co. Ltd.	Tin
ShangHai YueQiang Metal Products Co., LTD	Tin
ShangQi	Tin

Shangrao Xuri Smelting Factory	Tin
Shantou xi kuang	Tin
Shao Xing Tian Long Tin Matewrials Co. LTD.	Tin
Shaoxing Tianlong Tin Materials Co., Ltd	Tin
Shapiro	Tin
Shen Zhen Anchen solder products co., Ltd.	Tin
shen zhen qi xiang da hua gong gong si	Tin
Shen Zhen Rui Yun Feng Industry Co., Ltd	Tin
Shenzhen Aijiafa Industrial Co., Ltd.	Tin
SHENZHEN CHEMICALS & LIGHT INDUSTRY CO.,LTD.	Tin
Shenzhen Hong Chang Metal Manufacturing Factory	Tin
Shenzhen Kamo Co., Ltd	Tin
Shenzhen keaixin Technology	Tin
Shenzhen Qi Xiang Da Chemical Company	Tin
Shenzhen Yi Cheng Industrial	Tin
Showa Kako	Tin
Shuer Der Industry (Jiangsu) Co. Ltd.	Tin
Sichuan Guanghan Jiangnan casting smelters	Tin
SIGMA TIN ALLOY CO., LTD	Tin
Singapore Asahi Chemical & Solder Industries Pte Ltd	Tin
Sinnihon Brass CO.,LTD	Tin
SIP	Tin
Sizer Metals PTE	Tin
Soft Metais Ltda.	Tin	CFSP
Solar Applied materials	Tin
Solderindo	Tin
Solder-MIC	Tin
Solikamsk Magnesium Works OAO	Tin
Solnet Metal Industry Co., Ltd.	Tin
SONGWON	Tin
SORIMETAL	Tin
Spectro Alloys	Tin
SPTE	Tin
Standard Sp z o.o.	Tin
Stannol	Tin
Steel Dynamics	Tin
Stretti	Tin
Süddeutsche Metallhandels-gesellschaft mbH	Tin
Sumisho Material Corp.	Tin
Sumitomo Metal Mining Co. Ltd.	Tin
SUN SURFACE TECHNOLOGY CO.,LTD	Tin

Super Dragon Technology Co. Ltd.	Tin
Super Ligas	Tin
Suzhou Chemical Co., Ltd.	Tin
Suzhou Co. Ltd.	Tin
Suzhou Feixiang Solder Materials Co., Ltd.	Tin
Suzhou Jinyi jewelry factory	Tin
SUZHOU NUONENGDA CHEMICAL CO.,LTD	Tin
Suzhou Roiwow Recycle Technology Company LTD	Tin
swissmetal	Tin
Swopes Salvage	Tin
Tae Seung	Tin
TaeguTec Ltd.	Tin
Tai nian gao keji gufen youxian gongsi	Tin
Taicang City Nancang Metal Material Co., Ltd	Tin
Taiwan high-tech Co., Ltd.	Tin
Taiwan Huanliang	Tin
Taiwan Qing Gao Qi Ye You Xian Gong Si	Tin
Taiwan qinggao qiye you xian gong si	Tin
Taiwan Total Co. Ltd.	Tin
Taiwan’s lofty Enterprises Ltd.	Tin
Talcang City Nankang Metal Materila Co., Ltd	Tin
Tamura	Tin
Tanaka Kikinzoku Koygy K.K.	Tin
TAP	Tin
Tarutin Kester Co., Ltd.	Tin
TDK	Tin
Technic Inc.	Tin
Termomecanica	Tin
Thai Nguyen Nonferrous Metal Co.	Tin
Thailand Mine Factory	Tin
Thaisarco	Tin	CFSP
The force bridge surface treatment Material Factory	Tin
The Great Wall Gold and Silver Refinery of China	Tin
The Miller Company	Tin
Three green surface technology limited company	Tin
ThyssenKrupp	Tin
Tiancheng Metal Materials Co., Ltd.	Tin
Tianjin Huamei Wafangdian Bearing Sales Co., Ltd.	Tin
Tianjin Yishang chemical trade Co., LTD	Tin
Tianshui ling bo technology co., Ltd	Tin
TIB Chemicals AG	Tin

TIN PLATING GEJIU	Tin
TIN SHARES	Tin
Tin Xicai Co., Ltd.	Tin
Tisamatic	Tin
Tochij	Tin
TODINI AND CO SPA	Tin
TONG LONG	Tin
TONGDING METALLIC MATERIAL CO.LTD	Tin
TONGXIN	Tin
TOP-TEAM TECHNOLOGY(SHEN ZHEN)LIMITED	Tin
TOTAI	Tin
Towa Denki Trading (S) Pte Ltd	Tin
Trafilerie Carlo Gnutti	Tin
Traxys	Tin
Traxys	Tin
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
TYCO	Tin
Umicore SA Business Unit Precious Metals Refining	Tin
UNIFORCE METAL INDUSTRIAL CORP.	Tin
Units year high Technology Co. , Ltd.	Tin
Univertical International (Suzhou) Co., Ltd.	Tin
Untracore Co., Ltd.	Tin
usugidenkaikougyou Co.,Ltd.	Tin
Usuginu electrolytic industries	Tin
VACUUM SCHMELZE	Tin
Valcambi SA	Tin
Vale Inco, Ltd	Tin
Vedani Carlo Metalli	Tin
VERTEX METALS INCORPORATION	Tin
Vitkovicke slevarny	Tin
VQB Mineral and Trading Group JSC	Tin	CFSP
Wang Yu Manufacturing Co. Ltd.	Tin
Warton Metals Limited	Tin
Watanabe Plating co.	Tin
WELLEY	Tin
Well-Lin Enterprise Co Ltd	Tin
Westfalenzinn J. Jos	Tin
Westmetall GmbH & Co. KG	Tin
White Solder Metalurgia e Mineração Ltda.	Tin	CFSP
Wieland Metals	Tin
Wildshaw Ltd	Tin

Win Tin Co., Ltd. Yongkang Hiroshima	Tin
Winter Metalle GmbH	Tin
WKK EMS EQUIPMENT(SHENZHEN) LTD.	Tin
WONIL METAL Co., Ltd.	Tin
Wooshin Metal	Tin
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	Tin
WUHU ZHONGYUAN METAL SHEET AND FOIL CO.,LTD	Tin
WUJIANG CITY LUXE TIN FACTORY	Tin
Wuxi Lantronic Electronic Co Ltd	Tin
WUXI YUNXI SANYE SOLDER FACTORY	Tin
Wynn Xin	Tin
Xia yi jinshu gongye(gu)youxian gongsi	Tin
Xia Yi Metal Industries (shares) Ltd.	Tin
Xiamen Hongfa	Tin
Xianghualing Tin Industry Co., Ltd.	Tin
Xianghualing Tin Minerals	Tin
Xin Furukawa Metal ( Wuxi ) Co., Ltd.	Tin
XIN WANG copper smelter	Tin
XINGYANG ELECTRONCS Co., Ltd.	Tin
Xinke precision copper strip Co., Ltd.	Tin
xinmao tin corp., ltd	Tin
XINQIAN	Tin
XiYue	Tin
XURI	Tin
Ya qiao giye gufen youxian gongsi	Tin
Yao Zhang	Tin
YH	Tin
Yifeng Tin	Tin
Yiquan Manufacturing	Tin
Yixing Chemical Reagent Company	Tin
YQ	Tin
Yuanhao	Tin
YUCHENG	Tin
Yuecheng Tin com., LTD	Tin
Yun Lan Xi Ye	Tin
YUNANXIYE	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	Active
Yunnan Chengo Electric Smelting Plant	Tin
Yunnan Copper Zinc Industry Co., Ltd.	Tin
Yunnan Gejiu Jinye Minerals	Tin
Yunnan Industrial Co., Ltd.	Tin

Yunnan Metallurgical Group Co., Ltd	Tin
Yunnan Tin Company Limited	Tin	CFSP
Yunnan Tin Group (Holding) Company Limited	Tin
Yunnan Xi YE	Tin
YUNSIN	Tin
Zhang Yao	Tin
Zhangzhou Xiangcheng Hongyu Building	Tin
Zhejiang Huangyan Chemical Co., Ltd	Tin
ZHEJIANG HUANGYAN XINQIAN ELECTRICAL	Tin
ZHEJIANG KEYU METAL MATERIAL CO.,LTD	Tin
ZHEJIANG STRONG SOLDER MATERIALS	Tin
ZHENXIONG COPPER GROUP CO., LTD	Tin
Zhongfahao Wujin Zhipin Youxian Gongsi	Tin
Zhongguo guang nan dai xi jituan	Tin
Zhongshan Jinye Smelting Co., Ltd	Tin
ZhongShi	Tin
Zhuhai Horyison Solder Co.,Ltd	Tin
Zhuhai Quanjia	Tin
Zong Yang Industrial Co., Ltd.	Tin
Zu Hai Haiyuxin Tin Products Co., Ltd.	Tin
A.L.M.T. Corp.	Tungsten
A.L.M.T. TUNGSTEN Corp.	Tungsten	CFSP
AB Ferrolegeringar/Minpro	Tungsten
ABS Industrial Resources Ltd	Tungsten
ACL Metais Eireli	Tungsten
Air Products	Tungsten
Alldyne Powder Technologies	Tungsten
Alloys Imphy	Tungsten
Alta Group	Tungsten
Asia Tungsten Products Vietnam Ltd.	Tungsten	CFSP
ASSAB	Tungsten
Atlantic Metals	Tungsten
Aubert & Duval	Tungsten
AVX Corporation	Tungsten
BeiJing General Research Institute of Mining & Metallurgy	Tungsten
Bejing Tian-long	Tungsten
Bruweiler Precise Sales Co.	Tungsten
Buffalo Tungsten	Tungsten
Canon-Muskegon Corp	Tungsten
Central Glass	Tungsten
CeramTec	Tungsten

Ceratizit S.A	Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CFSP
China Minmetals Non-ferrous Metals Holding Co., Ltd.	Tungsten
China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CFSP
CTS Industries	Tungsten
DaeguTec Ltd.	Tungsten
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten
Dayu Weiliang Tungsten Co., Ltd.	Tungsten
Emei Hengdong	Tungsten
ERAMET	Tungsten
Evraz Stratcor, Inc.	Tungsten
Exotech.Inc	Tungsten
Fort Wayne Wire Die, Inc.	Tungsten
Foshan Nanhai Xihai Metal material Co., Ltd.	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CFSP
Ganxian Shirui New Material Co., Ltd.	Tungsten
Ganzhou Grand Sea W & Mo Group Co Ltd	Tungsten
Ganzhou Haichuang Tungsten Industry Co., Ltd.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CFSP
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CFSP
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CFSP
GANZHOU TE JING TUNGSTEN CO,.LTD	Tungsten
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten
Gerard Daniel Worldw	Tungsten
Global Tungsten & Powders Corp.	Tungsten	CFSP
Golden Egret Special Alloy Co. Ltd	Tungsten
Goodfellow Holdings Limited	Tungsten
Graphite India Limited	Tungsten
Guangdong Guangzhou Guangsheng Non-Ferrous Import & Export Co. Ltd	Tungsten
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CFSP
H.C. Starck GmbH	Tungsten	CFSP
H.C. Starck Smelting GmbH & Co.KG	Tungsten	CFSP
Han River Pelican Pelican State Alloy Co., Ltd.	Tungsten
Han River Pelican State Alloy Co., Ltd.	Tungsten
H.C. Starck Group	Tungsten
Heyuan carbide co., LTD	Tungsten
Hi-Temp Specialty Metals	Tungsten
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CFSP

Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CFSP
Hydrometallurg, JSC	Tungsten	CFSP
IBG China	Tungsten
ILJIN DIAMOND CO., LDT	Tungsten
ILJIN DIAMOND CO., LTD	Tungsten
Integrated Circuit	Tungsten
Ishifuku Metal Industry Co., Ltd.	Tungsten
Izawa Metal Co., Ltd	Tungsten
Japan New Metals Co., Ltd.	Tungsten	CFSP
JCC	Tungsten
JIANGSU HETIAN SCI-TECH MATERIAL CO., LTD	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CFSP
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CFSP
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Tungsten
Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	Tungsten
Jiangxi Richsea New Materials Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CFSP
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CFSP
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CFSP
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CFSP
JX Nippon Mining & Metals Co., Ltd.	Tungsten
Kan-shu Kouu alloy Co., Ltd.	Tungsten
Kennametal Fallon	Tungsten	CFSP
Kennametal Huntsville	Tungsten	CFSP
Kennametal Inc.	Tungsten
Kyoritsu Gokin Co Ltd	Tungsten
KYORITSU GOKIN CO., LTD.	Tungsten
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CFSP
Materion	Tungsten
Metallo Chimique	Tungsten
Micro 100	Tungsten
Midwest Tungsten Wire Co.	Tungsten
Midwest Tungsten Wire Co.	Tungsten
Minpro AB	Tungsten
Mitsubishi Materials Corporation	Tungsten
Moliren Ltd	Tungsten	CFSP
Nanchang Cemented Carbide limited Liability Company	Tungsten

Niagara Refining LLC	Tungsten	CFSP
NingHua XingLuoKeng Tungsten Mining Co Ltd	Tungsten
Nippon Micrometal Corporation	Tungsten
NIPPON STEEL	Tungsten
North American Tungsten	Tungsten
North American Tungsten Corporation Ltd.	Tungsten
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	CFSP
Philippine Chuangxin Industrial Co., Inc.	Tungsten	CFSP
Pobedit, JSC	Tungsten
Praxair	Tungsten
Sanher Tungsten Vietnam Co., Ltd.	Tungsten
Sichuan Metals & Materials Imp & Exp Co	Tungsten
Soleras	Tungsten
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CFSP
Sumitomo Metal Mining Co., Ltd.	Tungsten
Sunaga Tungsten	Tungsten
TaeguTec Ltd.	Tungsten
Taicang City Nancang Metal Meterial Co., Ltd	Tungsten
Taiyo Nippon Sanso Trading (Shanghai) Co., LTD	Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	CFSP
Toshiba Material Co., Ltd	Tungsten
Tosoh	Tungsten
ugitech	Tungsten
ULVAC	Tungsten
Unecha Refractory metals plant	Tungsten	CFSP
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	CFSP
Voss Metals Company, Inc.	Tungsten
White Solder Metalurgia e Mineração Ltda.	Tungsten
Wolfram Bergbau und Hütten AG	Tungsten	CFSP
Wolfram Company CJSC	Tungsten
Wolfram CJSC, Russia	Tungsten
Woltech Korea Co., Ltd.	Tungsten	CFSP
Xiamen Honglu Tungsten Molybdenum Co., Ltd.	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CFSP
Xiamen Tungsten Co., Ltd.	Tungsten	CFSP
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CFSP
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CFSP
Zhangzhou Chuen Bao Apt Smeltery Co., Ltd	Tungsten
Zhuzhou Cemented Carbide	Tungsten
Zhuzhou Cemented Carbide Group Co Ltd	Tungsten
Zigong Cemented Carbide Co., Ltd.	Tungsten
Zigong Huagang Cemented Carbide New Materials Co., LTD.	Tungsten

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine the country of origin of all Conflict Minerals in the Covered Products.  However, based on the information that has been obtained, the Company has reasonably determined that the countries of origin of its necessary Conflict Minerals include those set forth below.  The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity are described in the RCOI and due diligence discussion above.

METALS	COUNTRY OF ORIGIN

Gold

UNITED STATES OF AMERICA, CHINA, UNITED STATES, JAPAN, RUSSIAN FEDERATION, UNITED ARAB EMIRATES, GERMANY, UZBEKISTAN, BRAZIL, SWITZERLAND, CANADA, TURKEY, SOUTH AFRICA, CHILE, INDIA, PHILIPPINES, THAILAND, AUSTRALIA, SWEDEN, KOREA, REPUBLIC OF, MEXICO, HONG KONG, TAIWAN, ITALY, MALAYSIA, BOLIVIA, FRANCE, NETHERLANDS, KAZAKHSTAN, POLAND, KYRGYZSTAN, SAUDI ARABIA, UNITED KINGDOM, SINGAPORE, PERU, NEW ZEALAND, AUSTRIA, INDONESIA, CZECH REPUBLIC, SPAIN, BELGIUM

Tantalum

UNITED KINGDOM, JAPAN, UNITED STATES, BRAZIL, CHINA, SWITZERLAND, JAPAN, AUSTRIA, ETHIOPIA, THAILAND, GERMANY, MEXICO, INDIA, ESTONIA, MOZAMBIQUE, TAIWAN, RWANDA, MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF), SOUTH AFRICA, RUSSIAN FEDERATION, AUSTRALIA, CANADA, KAZAKHSTAN

Tin

UNITED STATES, JAPAN, GERMANY, CHINA, FRANCE, CANADA, TAIWAN, MALAYSIA, SPAIN, UNITED KINGDOM, VIETNAM, KOREA, REPUBLIC OF, NETHERLANDS, AUSTRALIA, INDIA, INDONESIA, SWITZERLAND, BRAZIL, BELGIUM, ITALY, CZECH REPUBLIC, RUSSIA

Tungsten	CHINA, JAPAN, SWEDEN, UNITED KINGDOM, BRAZIL, UNITED STATES, FRANCE, VIETNAM, GERMANY, LUXEMBOURG, SINGAPORE, KOREA, REPUBLIC OF, KAZAKHSTAN, INDIA, RUSSIAN FEDERATION, BELGIUM, CANADA, PHILIPPINES

Given the fact that not all of the SORs identified by the Company’s suppliers are certified by an independent third-party as “conflict-free”, the fact that the SOR information obtained from suppliers did not correspond specifically to products/components supplied to the Company (and may therefore include countries of origin that are not applicable to the Conflict Minerals used in our products), the fact that we did not obtain responses from all surveyed suppliers, and because necessary Conflict Minerals in a particular Covered Product may be sourced from multiple SORs, although the Company reasonably believes that certain of its necessary Conflict Minerals in the Covered Products were from Covered Countries (as described above), it could not determine the country of origin for all Covered Products.  In addition, based on the foregoing, the Company was unable to determine whether the necessary Conflict Minerals in the Covered Products that were from the Covered Countries were from recycled or scrap sources, or came from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries, as such term is defined in Rule 13p-1.  However, of all responding suppliers in the Company’s due diligence process, none indicated (at any point during the RCOI or due diligence process) that it had sourced Conflict Minerals to the Company that directly or indirectly benefitted or financed armed groups (as that terms is defined in Rule 13p-1) in the Covered Countries.

Celestica intends to undertake the following steps during the next compliance period to improve the due diligence conducted to further determine whether Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that its necessary Conflict Minerals sourced from Covered Countries finance or benefit armed groups, including:

•    Engage suppliers that responded in 2016 to refresh and update sourcing information as appropriate;

•    Review and update the list of products and associated suppliers designated as “in-scope”;

•    Encourage suppliers to implement responsible sourcing; and

•    Participate in industry initiatives encouraging “conflict-free” supply chains.

Caution Concerning Forward-Looking Statements

Certain statements in this report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.